Exhibit 99.1

MEDIA INQUIRIES:

Paul Stulberg, Director of Marketing & Communications

(905) 712-6301 pstulberg@express-scripts.com

FOR IMMEDIATE RELEASE:

EXPRESS SCRIPTS CANADA INTRODUCES

NEW BUSINESS MODEL

•	Pharmacy Benefit Management Service Expected to Provide Significant Savings to Cost of Prescription Drug Benefit;

•	Company to Build Home Delivery Pharmacies in Canada;

•	Delivery of Maintenance Medications to Plan Members’ Homes to Provide Added Convenience, Enhanced Compliance for Treatment of Chronic Medical Conditions

MISSISSAUGA, Ontario, Canada – November 15, 2011 – Express Scripts Canada, one of the largest providers of health benefits management services in Canada, today announced the introduction of a new business model that will enable Express Scripts Canada to offer companies and organizations that provide health benefits to their employees, the opportunity to better control the costs of the prescription drug benefit, while offering the potential to improve health outcomes to thousands of Canadians.

Express Scripts Canada also announced that its application for a license to operate a pharmacy in the Province of Ontario by Express Scripts Pharmacy Ontario Ltd. has been granted by the Ontario College of Pharmacists. Additionally, Express Scripts Canada announced that it has relaunched its Web site, which can be accessed at www.express-scripts.ca.

The new business model is based on an expanded pharmacy benefit management (PBM) service and home-delivery pharmacy. It is the latest in a line of next-generation solutions that will enable Express Scripts Canada to better meet the current and emerging needs of its customers by making it possible to significantly reduce the cost of providing a prescription drug benefit.

The new service is designed to complement existing drug-benefit programs provided to plan sponsors by insurance companies and third-party benefits administrators.

“Given past and current trends of rapidly rising costs to maintain health benefits programs, as an industry, we need to improve the way Canadians can access safe, affordable prescription drugs,” said Michael Biskey, President of Express Scripts Canada. “To better control rising costs, plan sponsors and insurance carriers need an integrated solution, like our expanded pharmacy benefit management service, that enables them to more effectively manage their drug benefits.

“The introduction of the Express Scripts Canada service provides practical drug-benefit management tools that will make it possible for employers and their employees to work together to eliminate waste and, in turn, utilize the drug benefit more efficiently and effectively.”

Express Scripts Canada will officially launch the new PBM service on January 3, 2012.

Pharmacy Benefit Management

Express Scripts Canada’s expanded PBM service, which can be added by companies and organizations without changing insurance carriers, applies behavioral sciences to health care decision-making in order to more effectively manage benefit costs and improve health outcomes. Plan members, with the support of their physician, will interact with a team of highly qualified professionals at Express Scripts Canada to learn about their maintenance medication alternatives so that they can make more informed choices. The result will be decisions that offer the best possible health outcome, while reducing costs for both the member and their plan sponsor.

Working in conjunction with the expanded PBM service, the Express Scripts Canada Pharmacy facilitates the dispensing and delivery of prescription drugs to treat ongoing medical conditions, such as asthma, diabetes, high cholesterol and high blood pressure. A supply of up to 90 days of these prescription medications will be delivered, via free standard shipping, to patients’ homes, or to the address they designate.

“The cost and quality of health care is a great concern to all Canadians – that is why we believe this is the right service at the right time for Canada’s health benefits industry,” said Mr. Biskey. “Companies like ours have a responsibility to provide leadership to drive out the waste in health care, and help facilitate delivery of the best care in the world.

“The introduction of the expanded PBM service and home delivery from the Express Scripts Canada Pharmacy will accelerate our efforts to create greater efficiencies in the health-care system, and better co-ordinate the efforts of Canadian companies and organizations to control the rising costs of prescription medications, while offering them the potential to improve health outcomes.”

Value Proposition

Mr. Biskey said he is confident that the value proposition of the expanded pharmacy benefit management service – specifically as it pertains to cost, convenience and compliance – will convince many benefits plan sponsors and their plan members to use the service.

“Our research indicates that leveraging our understanding of human behavior, in combination with actively managing health benefits, make possible significant reductions in annual pharmacy-related waste simply by activating patients’ good intentions to improve common behaviors linked to their prescription drugs ,” Mr. Biskey adds.

Express Scripts Canada believes that the expansion of its PBM service will further deliver value to plan sponsors and their members by:

•	Generating greater cost savings for patients and plan sponsors.

•	Closing gaps in care and achieving greater adherence through Express Scripts Canada’s combined behavioral and clinical approach.

•	Deploying home-delivery pharmacy technology to optimize patient care and satisfaction.

•	Accelerating the research, development and deployment of trend-management solutions to address inefficiencies in the marketplace.

•	Intensifying the focus on efforts to eliminate waste and abuse with the prescription drug benefit.

•	Collaborating with other leading companies in the health-benefits sector to develop next-generation solutions.

Ontario Pharmacy

A highly skilled team of pharmacists and pharmacy technicians verify the clinical quality of each and every prescription filled. Patients of the Ontario pharmacy, which is open Monday to Saturday, from 9 a.m. to 6 p.m. ET, will have access to pharmacists to answer questions about their medications.

New Web Site

Earlier this morning, Express Scripts Canada relaunched its Web site. The Web site, which can be accessed at www.express-scripts.ca, will provide customers with a more comprehensive understanding of Express Scripts Canada’s new business model, and the breadth and range of health-benefits management services it has to offer.

Express Scripts Canada is the only pharmacy benefits management company in Canada to offer a full range of integrated PBM products and services. For more information about Express Scripts Canada’s expanded pharmacy benefit management service, including home delivery from the Express Scripts Canada Pharmacy, go to www.express-scripts.ca.

About Express Scripts Canada

Express Scripts Canada, a registered business name of ESI Canada, an Ontario partnership indirectly controlled by Express Scripts, Inc., is one of Canada’s leading providers of health benefits management services. From its corporate headquarters in Mississauga, Ontario, just outside Toronto, Express Scripts Canada provides a full range of integrated pharmacy benefit management (PBM) services to insurers, third-party administrators, plan sponsors and the public sector, including health-claims adjudication and processing services, Home Delivery Pharmacy Services, benefit-design consultation, drug-utilization review, formulary management, and medical and drug-data analysis services, to better facilitate the best possible health outcomes at the lowest possible cost. For more information about Express Scripts Canada, visit its Web site at www.express-scripts.ca.

About Express Scripts, Inc.

Express Scripts, Inc. (NASDAQ:ESRX), one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to health care. This approach is helping millions of members realize greater health-care outcomes and lowering cost by assisting in influencing their behavior.

Headquartered in St. Louis, Express Scripts, Inc. provides integrated PBM services, including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The Company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com.

SOURCE: Express Scripts Canada

FORWARD LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:

STANDARD OPERATING FACTORS

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Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

•	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

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Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

•	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

•	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

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A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

•	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

•	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

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The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

•	Changes in industry pricing benchmarks;

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Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

•	Our failure to execute on, or other issues arising under, certain key client contracts;

•	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness;

•	Our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;

TRANSACTION-RELATED FACTORS

•	Uncertainty as to whether Express Scripts will be able to consummate the Merger on the terms set forth in the merger agreement;

•	Uncertainty as to our ability to close the offering of the notes;

•	The ability to obtain governmental approvals of the Merger;

•	Uncertainty as to the market value of Express Scripts merger consideration to be paid and the stock component of the Merger consideration;

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Failure to realize the anticipated benefits of the Merger, including as a result of a delay in completing the Merger or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

•	Uncertainty as to the long-term value of Aristotle (which will be renamed Express Scripts Holding Company) common shares;

•	Limitations on the ability of Express Scripts and Aristotle to incur new debt in connection with the transaction;

•	The expected amount and timing of cost savings and operating synergies; and

•	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the Merger.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Aristotle and Medco on file with the Securities and Exchange Commission (“SEC”), including the joint preliminary proxy statement/prospectus included in amendment no. 1 to the registration statement on Form S-4 filed by Aristotle with the SEC on November 14, 2011. Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.